SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C., 20549
                             ----------------------

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934
                             ----------------------

       Date of Report (Date of earliest event reported) September 15, 2003

                        ALTERNATIVE ENERGY SOURCES, INC.
               (Exact Name of Issuer as Specified in Its Charter)


      Delaware                    333-103096                     74-3038728
State of Incorporation         Commission File No.             Employer I.R.S.
                                                              Identification No.


                                610 North Howard
                             Tekoa, Washington 99033
                                 (509) 626-8316
     (Address and Telephone Number of Issuer's Principal Executive Offices)

                                624 North Perkins
                            Colfax, Washington 99111
          (Former name or former address, if changed since last report)
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ITEM 5.   Other Events

On September 15, 2003, the Board of Directors voted and approved for a 5:1 forward split of its common shares of stock. The split was effective for all shareholders of record on September 15, 2003. After giving effect to this forward split, the Company will have a total of 8, 200,000 shares issued and outstanding.

Alternative Energy Sources, Inc.'s principle executive address as of September 17, 2003 will be 610 North Howard, Tekoa, WA 99033. Andrew Stinson, President, is currently providing his home office and mailing address for Alternative Energy. Mr. Stinson contributes this office space along with his services to the Company. The approximate fair market value of $500 per month for the services and office space has been charged to operations since inception.








Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           Alternative Energy Sources, Inc.
                           (Registrant)

                           /s/ Andrew Stinson
                           -------------------
                           Andrew Stinson
                           President and Director
                           Principal Executive Officer
                           Principal Financial Officer
                           Principal Accounting Officer